February 27, 1998



 Ivex Packaging Corporation
 100 Tri-State Drive, Suite 200
 Lincolnshire, IL  60069

                Re:  Registration Statement on Form S-8
                     of Ivex Packaging Corporation

 Ladies and Gentlemen:

           We have acted as special counsel to Ivex Packaging Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), relating to the registration and issuance by the Company under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of 4,931,200 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), including (i) 2,000,000 shares of Common Stock available for issuance under the Company's 1997 Long-Term Stock Incentive Plan (the "Stock Incentive Plan") and (ii)(a) 817,067 shares of Common Stock available for issuance pursuant to options to purchase Common Stock and (b) 2,114,133 shares of Common Stock issued under the Amended and Restated IPC, Inc. (formerly named Ivex Packaging Corporation) Stock Option and Purchase Agreement (the "Stock Option and Purchase Agreement," and, together with the Stock Incentive Plan, the "Plans").

           This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

           In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) each of the Plans; (iii) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, as presently in effect; (iv) a specimen certificate representing the Common Stock; and (v) copies of certain resolutions of the Board of Directors of the Company relating to the Plans, the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

           In our examination, we have assumed, and have not independently established or verified, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We assume that the Company will have at the time of the issuance of any Shares under the Plans at least that number of authorized but unissued shares of Common Stock equal to the number of Shares to be issued pursuant to the Plans.

           Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

           Based upon and subject to the foregoing, and assuming the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution of such certificates, we are of the opinion that the Shares have been duly authorized by requisite corporate action by the Company, and, when issued, delivered and paid for in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/ SKADDEN, ARPS, SLATE, MEAGHER
                                             & FLOM (Illinois)